Exhibit 10.1

SOFTWARE DEVELOPMENT AND SERVICES AGREEMENT

THIS SOFTWARE DEVELOPMENT AND SERVICES AGREEMENT (the “Agreement”), dated as of June 30th, 2025 (the “Effective Date”), is by and between AI CONTINUUM INC, a Nevada corporation (“Company”), and FARAYA LLC, a [State of Formation] limited liability company (“Developer”). From time to time, Company and Developer shall be referred to herein collectively as the “Parties” and individually a “Party.”

RECITALS

WHEREAS, Developer has expertise in developing artificial intelligence intellectual property and platforms;

WHEREAS, Company is an AI services company seeking to develop and deploy AI-powered solutions;

WHEREAS, Company desires to engage Developer to develop and deliver a custom artificial intelligence platform (the “Platform”) and perform certain maintenance and hosting services related to the Platform; and

WHEREAS, Developer desires to develop and deliver the Platform and perform certain maintenance and hosting services for Company, in each case, pursuant to the terms and conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Platform Development and Delivery

1.1Development Services

Developer agrees to develop and deliver to Company a custom artificial intelligence platform (the “Platform”) designed for AI-powered services including memory preservation, legacy creation, personal storytelling, and avatar-based interaction applications.

1.2Engagement of Developer for Services

Company hereby engages Developer, and Developer hereby accepts such engagement, to provide the services set forth in Exhibit A (collectively, the “Services”).

1.3Platform Delivery

As soon as reasonably practicable following the Effective Date, Developer shall: (i) deliver the completed Platform to Company, and (ii) provide Company with all necessary access codes, documentation, and protocols to fully utilize the Platform.

1.4Company Rights and Use

Company shall have unlimited rights to use, modify, distribute, commercialize, sublicense, and deploy the Platform in any manner Company deems appropriate, without restriction as to field of use, geographic territory, or application. Company may use the Platform for any lawful business purpose including but not limited to:

(a)Direct-to-consumer applications (b) Business-to-business services (c) Enterprise solutions (d) Healthcare applications (e) Educational services (f) Elder care solutions (g) Sports and entertainment applications (h) Any other commercial or non-commercial use.

1.5 Company Trademark License

Company hereby grants to Developer a limited, non-exclusive, fully paid-up, and royalty-free trademark license to use Company’s trademarks and logos during the Term solely for the purpose of developing the Platform and providing the Services as set forth herein.

2.Fees

2.1Development Fee

In consideration of Developer’s development and delivery of the Platform, Company shall pay to Developer a one-time development fee equal to $500,000 (the “Development Fee”) in the form of Company’s common stock valued at $0.50 per share, for a total of 1,000,000 shares. The shares shall vest according to the following schedule:

(a) 200,000 shares (20% of the total) shall be issued and available to Developer upon execution of this Agreement;

(b) 200,000 shares (20% of the total) shall be issued and available to Developer three (3) months after the Effective Date;

(c) 200,000 shares (20% of the total) shall be issued and available to Developer six (6) months after the Effective Date;

(d) 200,000 shares (20% of the total) shall be issued and available to Developer nine (9) months after the Effective Date; and

(e) 200,000 shares (20% of the total) shall be issued and available to Developer twelve (12) months after the Effective Date.

2.2 Support and Maintenance Fee

In addition to the Development Fee, Company shall pay to Developer a support and maintenance fee equal to $100,000 (the “Support Fee”) in the form of Company’s common stock valued at $0.50 per share, for a total of 200,000 shares. These shares shall be issued to Developer at the end of December 2026. This Support Fee covers all support and maintenance of the Platform through December 31, 2026.

2.2Taxes

Company is responsible for all sales, use, and excise taxes, and any other similar taxes, duties, and charges of any kind imposed by any federal, state, or local governmental or regulatory authority on any amounts payable to Developer hereunder, other than any taxes imposed on Developer’s income.

3. Term and Termination

3.1 Term

The term of this Agreement commences as of the Effective Date and continues for a period of two (2) years (the “Initial Term”), unless earlier terminated pursuant to the terms and conditions of this Agreement. Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms (each a “Renewal Term” and together with the Initial Term, the “Term”), unless and until terminated by the Parties in accordance with this Agreement. For clarity, termination shall only affect ongoing maintenance and support services, and Company’s ownership rights in the Platform shall remain absolute and perpetual.

3.2 Termination of Maintenance Services

In addition to any other express termination right set forth elsewhere in this Agreement, maintenance and support services may be terminated as follows:

(a) Either Party may terminate this Agreement effective on the date written notice thereof is delivered to the other Party, if the other Party materially breaches this Agreement, and such breach: (i) is incapable of cure, or (ii) being capable of cure, remains uncured for thirty (30) days following delivery of a written notice of such breach;

(b) Either Party may terminate this Agreement, effective immediately, if the other Party: (i) is dissolved or liquidated or takes any corporate action for such purpose; (ii) becomes insolvent or is generally unable to pay, or fails to pay, its debts as they become due; (iii) files or has filed against it a petition for voluntary or involuntary bankruptcy or otherwise becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law; (iv) makes or seeks to make a general assignment for the benefit of its creditors; or (v) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

3.3 Effect of Termination of Agreement.

Upon the expiration or termination of this Agreement, (a) all rights in the Platform delivered to Company shall remain with Company in perpetuity and cannot be terminated or revoked, and (b) provisions of this Agreement whose meaning requires them to survive shall survive the expiration or termination of this Agreement.  Termination of the Agreement shall only affect ongoing maintenance and support services. Any Party wishing to terminate the maintenance and support services must provide ninety (90) days written notice to the other Party to ensure proper handover of service responsibilities. The expiration or termination of this Agreement shall not terminate Company’s obligation to pay to Developer any amounts due and owing or that become due and owing hereunder.

4. Confidentiality

Each Party acknowledges that a Party (the “Disclosing Party”) may grant access to or provide certain Confidential Information (defined below) to the other Party (the “Receiving Party”), including the terms and conditions of this Agreement. “Confidential Information” includes all information that a reasonable person should understand to be confidential or proprietary, whether or not marked as “Confidential,” including but not limited to, the Disclosing Party’s information regarding its business, employees, financial condition, products, services, operations, or other financial and business matters. The Disclosing Party’s Confidential Information shall (a) be kept in the strictest confidence and be protected by the same degree of care that the Receiving Party uses to protect the confidentiality of its own Confidential Information but in no event less than a reasonable degree of care; (b) remain the sole property of the Disclosing Party; (c) be used by the Receiving Party only in connection with its performance as described herein; and (d) not be disclosed, provided, or otherwise made available to any other third party except that such Confidential Information may be disclosed to the Receiving Party’s employees or agents who (i) have a need to know in the scope of their work during the time they are performing services under this Agreement; (ii) are under the Receiving Party’s security and control; and (iii) have signed confidentiality agreements with the Receiving Party containing protections no less stringent than those in this Agreement. Confidential Information does not include information that: (A) is, or becomes, publicly available through no fault of the Receiving Party; (B) was lawfully known, without any obligation to keep such information confidential, by the Receiving Party prior to its receipt from the Disclosing Party, as evidenced by written records predating the disclosure; (C) is lawfully received from a source that is not prohibited from disclosing or using such information on account of a legal, contractual, or fiduciary duty or obligation; or (D) is independently developed by the Receiving Party without breaching this Agreement or relying on, referencing, or using the Disclosing Party’s Confidential Information, as evidenced by contemporaneous written records. If required to comply with a court order or other demand by a governmental authority, the Receiving Party may disclose the Disclosing Party’s Confidential Information to the applicable governmental authority, but only to the extent legally required to satisfy such order or demand. Before disclosing any of the Disclosing Party’s Confidential Information to such governmental authority, the Receiving Party must: (1) seek the highest level of protection afforded to such Confidential Information by such governmental authority; and (2) give the Disclosing Party enough prior notice to provide a reasonable chance to seek a protective order or other remedy to protect the confidentiality of such information, provided, however, Receiving Party shall cooperate fully with Disclosing Party to obtain such protective order or other remedy.

5. Intellectual Property

5.1 Intellectual Property Ownership

Work for Hire and Assignment. All work performed by Developer under this Agreement, including the Platform and all components thereof, shall be considered “work made for hire” under U.S. copyright law. To the extent any work is not considered work made for hire, Developer hereby assigns and transfers to Company all right, title, and interest in and to such work, including all intellectual property rights therein. Company shall own all right, title, and interest, including all intellectual property rights, in, to, and under the Platform and all components thereof.

5.2 Developer Tools and Pre-Existing IP

Developer retains ownership of any pre-existing intellectual property, tools, methodologies, know-how, and general programming techniques that existed prior to this Agreement or are developed independently of this Agreement. However, Company receives a perpetual, irrevocable, worldwide, royalty-free license to use any such pre-existing intellectual property that is incorporated into or necessary for the operation of the Platform.

5.3 Improvements and Modifications.

Any modifications, enhancements, derivatives, or improvements made to the Platform by Company or on Company’s behalf after delivery shall be owned exclusively by Company.  Developer hereby waives any claim to such improvements and acknowledges that Company has no obligation to share or license back any such improvements to Developer.

5.4 Third-Party Components.

Developer represents that any third-party components included in the Platform are properly licensed and that Company will have the right to use such components as part of the Platform without additional licensing fees or restrictions.

6. Representations and Warranties

6.1 Mutual Representations and Warranties

Each Party represents and warrants to the other Party that:

(a)it is a duly organized, validly existing and in good standing as a Corporation or Limited Liability Company under the laws of the jurisdiction of its incorporation or other organization;

(b)it has the full right, power and authority to enter into, and to perform its obligations under this Agreement;

(c)the execution of this Agreement by its representative whose signature is set forth at the end of this Agreement has been duly authorized by all necessary corporate or organizational action of such Party; and

(d)when executed and delivered by both Parties, this Agreement will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

6.2 Developer Representations and Warranties

Developer represents and warrants that:

(a)it has the power and authority to develop and deliver the Platform and perform the Services contemplated under this Agreement;

(b)the Platform will be Developer’s original work and will not infringe upon the intellectual property rights of any third party;

(c)Developer has the right to assign all intellectual property rights in the Platform to Company; and

(d)the Platform will be free from any liens, encumbrances, or claims by third parties.

7. Indemnification

7.1 Indemnification by Developer

Developer shall defend, indemnify, and hold harmless Company and Company’s managers, directors, officers, employees, representatives, affiliates, and their successors and assigns for, from, and against all costs and expenses (including reasonable attorneys’ fees), damages, and liabilities to the extent arising out of or related to (a) any claim, demand, or action reasonably alleging that the Platform infringes or misappropriates the intellectual property rights of any third party, or (b) any breach by Developer of its obligations, covenants, representations, or warranties under this Agreement; provided, in each instance, that Company gives Developer (i) prompt written notice of such claim; (ii) authority to control and direct the defense and/or settlement of such claim; and (iii) such information and assistance as Developer may reasonably request, at Developer’s expense, in connection with such defense and/or settlement.

7.2 Indemnification by Company

Company shall defend, indemnify, and hold Developer and Developer’s members, managers, officers, employees, representatives, affiliates, and their successors and assigns, harmless for, from, and against all costs and expenses (including reasonable attorneys’ fees), damages, and liabilities to the extent arising out of or related to Company or its owners, directors, officers, employees, representatives, and affiliates, (a) use of the Platform outside the scope of this Agreement; (b) breach of any obligation, covenant, representation, or warranty under this Agreement; or (c) actual or alleged violation of any law or any right of any third party in connection with Company’s use of the Platform.

8. LIMITED WARRANTY

8.1 Limited Warranty

Developer warrants that: (a) the Platform will perform substantially in accordance with the specifications agreed upon by the Parties, and (b) at the time of delivery, the Platform does not contain any virus or other malicious code that would cause the Platform to become inoperable or incapable of being used.

8.2 NO ADDITIONAL WARRANTIES

EXCEPT FOR THE EXPRESS WARRANTIES IN SECTION 8.1, DEVELOPER DOES NOT PROVIDE ANY WARRANTIES TO COMPANY. THE PLATFORM IS PROVIDED “AS IS.”  NEITHER DEVELOPER NOR ANY PERSON ON DEVELOPER’S BEHALF HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, AND DEVELOPER SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, AND PERFORMANCE OF THE PLATFORM TO STANDARDS SPECIFIC TO ANY TERRITORY, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE, OR OTHERWISE.  FURTHER, DEVELOPER MAKES NO WARRANTY OF ANY KIND THAT THE PLATFORM OR RESULTS OF THE USE THEREOF, WILL MEET COMPANY’S OR ANY OTHER PERSON’S REQUIREMENTS, OPERATE WITHOUT INTERRUPTION, ACHIEVE ANY INTENDED RESULT, BE COMPATIBLE OR WORK WITH ANY SOFTWARE, SYSTEM, OR OTHER SERVICES, OR BE SECURE, ACCURATE, COMPLETE, FREE OF HARMFUL CODE, OR ERROR FREE.

8.3 Remedy for Breach of Limited Warranty

In the event Developer breaches the limited warranties set forth in Section 8.1, Company’s remedies shall be for Developer to, at Developer’s expense, modify and update the Platform to conform to the agreed specifications or provide a functionally equivalent replacement.

9. Limitation of Liability

IN NO EVENT SHALL DEVELOPER BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF GOODWILL, LOST BUSINESS AND LOST PROFITS, WHETHER BASED IN CONTRACT, TORT, OR ANY OTHER THEORY, EVEN IF DEVELOPER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL DEVELOPER BE LIABLE TO COMPANY FOR PUNITIVE DAMAGES. DEVELOPER’S MAXIMUM AGGREGATE LIABILITY (WHETHER IN CONTRACT OR IN TORT OR UNDER ANY OTHER FORM OF LIABILITY) FOR DAMAGES OR LOSS, HOWSOEVER ARISING OR CAUSED, SHALL IN NO EVENT EXCEED THE AMOUNT ACTUALLY PAID TO DEVELOPER DURING THE TERM OF THIS AGREEMENT. THE ALLOCATIONS OF LIABILITY IN THIS SECTION REPRESENT THE AGREED AND BARGAINED-FOR UNDERSTANDING OF THE PARTIES.

10. Miscellaneous

10.1 Jurisdiction and Venue

The Parties mutually acknowledge and agree that this Agreement shall be exclusively construed and enforced in accordance with the laws of the state of Nevada, without regard to any conflict-of- law provisions, and the Parties agree that in any dispute exclusive jurisdiction and venue shall be in the state and federal courts located in Maricopa County, Arizona.

10.2 Force Majeure

Neither Party will incur any liability to the other Party on account of any loss or damage resulting from any delay or failure to perform (other than breach of confidentiality requirements) if such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond the reasonable control and without negligence of the Parties. Such events, occurrences or causes will include, without limitation, acts of God, acts of war, earthquakes, fire, terrorism, and explosions.

10.3 Notices

All notices, demands, or other writings in this Agreement that are provided to be given, made, or sent by any Party to other Party will deemed to have been fully given, made, or sent when: (a) electronically mailed by a Party to the other Party’s email address identified on the signature page below (provided there has been no “bounceback” or other evidence of a failed transmission), or (b) made in writing and hand-delivered or three days after being deposited in the United States mail, postage paid, registered or certified and addressed to the address of such Party identified on the signature page below.

10.4 Assignment

This Agreement shall be binding upon and inure to the benefit of Developer and Company and their respective successors and permitted assigns. Company may assign this Agreement without Developer’s consent. Developer may not assign this Agreement without Company’s prior written consent.

10.5 Independent Contractors

Company and Developer acknowledge and agree that the relationship arising from this Agreement does not constitute or create any joint venture, partnership, employment relationship, or franchise between them, and the Parties are acting as independent contractors.

10.6 Amendment

No amendment to this Agreement shall be valid unless such amendment is made in writing and is signed by the authorized representatives of the Parties.

10.7 Waiver

No waiver under this Agreement shall be valid or binding unless set forth in writing and duly executed by the Party against whom enforcement of such waiver is sought. Any delay or forbearance by either Party in exercising any right hereunder shall not be deemed a waiver of that right.

10.8 Severability

If any provision of this Agreement is invalid or unenforceable for any reason in any jurisdiction, such provision shall be construed to have been adjusted to the minimum extent necessary to cure such invalidity or unenforceability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction, nor shall the invalidity or unenforceability of any provision of this Agreement affect the validity or enforceability of any other provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

The Parties have caused their duly authorized representatives to execute this Agreement effective as of the Effective Date.

DEVELOPER: FARAYA LLC

By:	/s/ Mark Naufel
Name:	Mark Naufel
Title:	Member
Email:	mark.naufel@faraya.org
Address:	8014 E. Del Rubi Dr.
Scottsdale, AZ 85258

COMPANY: AI CONTINUUM INC

By:	/s/ Mark Ollila
Name:	Mark Ollila
Title:	CEO
Email:	mm@aicontinuum.ai
Address:

EXHIBIT A

Services

Developer shall provide the following services: (a) platform source code and complete development documentation, (b) maintenance and hosting services, (c) training and knowledge transfer, and (d) any other services necessary for Company to fully utilize and maintain the Platform, in each case, as agreed upon in writing by the Parties from time to time.